    Exhibit 99.1
Uber Announces Results for First Quarter 2026

Trips grew 20% year-over-year and Gross Bookings grew 21% year-over-year on a constant currency basis
Record GAAP Income from operations of $1.9 billion; Non-GAAP Operating Income of $1.9 billion, up 42% year-over-year
GAAP Diluted EPS of $0.13; Non-GAAP EPS of $0.72, up 44% year-over-year

SAN FRANCISCO – May 6, 2026 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended March 31, 2026.

“As we highlighted at GO-GET, from innovative travel integrations to new ways to shop, we’re continuing to deepen the role Uber plays in daily life," said Dara Khosrowshahi, CEO. “Reaching 50 million Uber One members is an exciting milestone as we execute against our platform strategy, with members now driving half of our Gross Bookings across Mobility and Delivery.”
“We are off to an exceptional start to 2026, with Gross Bookings growth exceeding 21% for the third consecutive quarter and earnings scaling at more than twice our topline,” said Balaji Krishnamurthy, CFO. "From this position of strength, we’re investing with conviction in the significant opportunities ahead, while taking a capital-efficient approach to AVs and embracing AI to drive growth and productivity."

Financial and Operational Highlights for First Quarter 2026
•Trips during the quarter grew 20% year-over-year (“YoY”) to 3.6 billion, driven by Monthly Active Platform Consumers (“MAPCs") growth of 17% YoY and monthly Trips per MAPC growth of 3% YoY.
•Gross Bookings grew 25% YoY to $53.7 billion, and 21% on a constant currency basis.
•Revenue grew 14% YoY to $13.2 billion, or 10% on a constant currency basis. Business model changes negatively impacted total revenue YoY growth by 9 percentage points, or 8 percentage points on a constant currency basis.
•GAAP Income from operations grew 57% YoY to $1.9 billion.
•GAAP Net income attributable to Uber Technologies, Inc. was $263 million, which includes a $1.5 billion net headwind (pre-tax) from revaluations of Uber’s equity investments. GAAP Diluted earnings per share (“EPS”) was $0.13.
•Adjusted EBITDA grew 33% YoY to $2.5 billion. Adjusted EBITDA margin as a percentage of Gross Bookings was 4.6%, up from 4.4% in Q1 2025.
•Non-GAAP Operating Income grew 42% YoY to $1.9 billion. Non-GAAP Operating Income as a percentage of Gross Bookings was 3.5%, up from 3.1% in Q1 2025.
•Non-GAAP Net Income grew 39% YoY to $1.5 billion and Non-GAAP EPS grew 44% YoY to $0.72.
•Net cash provided by operating activities was $2.4 billion and free cash flow, defined as net cash flows from operating activities less capital expenditures, was $2.3 billion.
•Unrestricted cash, cash equivalents, and short-term investments were $6.1 billion at the end of the first quarter.

Outlook for Q2 2026
For Q2 2026, we anticipate:
•Gross Bookings of $56.25 billion to $57.75 billion, representing growth of 18% to 22% YoY on a constant-currency basis.
◦Our outlook assumes a roughly 2 percentage-point currency tailwind to total reported YoY growth.
•Non-GAAP EPS of $0.78 to $0.82, representing growth of 31% to 38% YoY.
◦Our outlook translates to Adjusted EBITDA of $2.70 billion to $2.80 billion.

Financial and Operational Highlights for First Quarter 2026

	Three Months Ended March 31,
(In millions, except percentages)	2025	2026	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	170	199	17%
Trips	3,036	3,643	20%
Gross Bookings	$42,818	$53,720	25%	21%
Revenue	$11,533	$13,203	14%	10%
GAAP Income from operations	$1,228	$1,923	57%
GAAP Net income attributable to Uber Technologies, Inc. (2)	$1,776	$263	(85)%
GAAP Diluted EPS	$0.83	$0.13	(85)%
Adjusted EBITDA (1)	$1,868	$2,481	33%
Non-GAAP Operating Income (1)	$1,326	$1,883	42%
Non-GAAP Net Income (1)	$1,072	$1,493	39%
Non-GAAP EPS (1)	$0.50	$0.72	44%
Net cash provided by operating activities	$2,324	$2,351	1%
Free cash flow (1)	$2,250	$2,286	2%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Q1 2025 net income includes a $51 million net benefit (pre-tax) from revaluations of Uber’s equity investments. Q1 2026 net income includes a $1.5 billion net headwind (pre-tax) from revaluations of Uber’s equity investments.

Results by Offering and Segment
Gross Bookings

	Three Months Ended March 31,
(In millions, except percentages)	2025	2026	% Change	% Change (Constant Currency)

Gross Bookings:
Mobility	$21,182	$26,394	25%	20%
Delivery	20,377	25,992	28%	23%
Freight	1,259	1,334	6%	6%
Total	$42,818	$53,720	25%	21%

Revenue

	Three Months Ended March 31,
(In millions, except percentages)	2025	2026	% Change	% Change (Constant Currency)

Revenue:
Mobility	$6,496	$6,798	5%	1%
Delivery	3,777	5,068	34%	28%
Freight	1,260	1,337	6%	6%
Total	$11,533	$13,203	14%	10%

Non-GAAP Operating Income and Segment Operating Income (Loss)

	Three Months Ended March 31,
(In millions, except percentages)	2025	2026	% Change

Segment Operating Income (Loss):
Mobility	$1,587	$2,029	28%
Delivery	671	961	43%
Freight	(25)	(30)	(20)%
Corporate G&A and Platform R&D (1)	(907)	(1,077)	(19)%
Non-GAAP Operating Income (2)	$1,326	$1,883	42%
(1) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(2) “Non-GAAP Operating Income” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Webcast and conference call information
A live audio webcast of our first quarter ended March 31, 2026 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on May 6, 2026 at 5:00 AM (PT) / 8:00 AM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investor.uber.com/), and our blogs (https://uber.com/blog) and X accounts (@uber and @dkhos), as a means of disclosing material information and complying with our disclosure obligations under Regulation FD.
About Uber
Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 75 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our annual report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA; Non-GAAP Operating Income; Non-GAAP Net Income; Non-GAAP EPS; Free cash flow; as well as, revenue growth rates in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the sections titled “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release. In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking Non-GAAP EPS and Adjusted EBITDA measures to the closest corresponding GAAP measures without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, unrealized gains and losses on equity investments, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2025	As of March 31, 2026
Assets
Cash and cash equivalents	$7,105	$5,558
Short-term investments	528	533
Restricted cash and cash equivalents	631	680
Accounts receivable, net	3,827	3,895
Prepaid expenses and other current assets	1,902	2,157
Total current assets	13,993	12,823
Restricted cash and cash equivalents	1,911	1,872
Restricted investments	8,874	9,026
Investments	9,178	8,109
Equity method investments	287	268
Property and equipment, net	1,897	1,842
Operating lease right-of-use assets	1,114	1,458
Intangible assets, net	1,048	990
Goodwill	8,931	8,919
Deferred tax assets	10,951	10,844
Other assets	3,618	3,734
Total assets	$61,802	$59,885
Liabilities, redeemable non-controlling interests and equity
Accounts payable	$1,013	$1,189
Short-term insurance reserves	3,387	3,467
Operating lease liabilities, current	169	195
Accrued and other current liabilities	7,751	7,142
Total current liabilities	12,320	11,993
Long-term insurance reserves	9,076	9,437
Long-term debt, net of current portion	10,521	10,514
Operating lease liabilities, non-current	1,390	1,710
Other long-term liabilities	412	419
Total liabilities	33,719	34,073

Redeemable non-controlling interests	165	171
Equity
Common stock	—	—
Additional paid-in capital	38,101	35,527
Accumulated other comprehensive loss	(432)	(421)
Accumulated deficit	(10,628)	(10,355)
Total Uber Technologies, Inc. stockholders' equity	27,041	24,751
Non-redeemable non-controlling interests	877	890
Total equity	27,918	25,641
Total liabilities, redeemable non-controlling interests and equity	$61,802	$59,885

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Revenue	$11,533	$13,203
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	6,937	7,258
Operations and support	668	763
Sales and marketing	1,057	1,326
Research and development	815	951
General and administrative	657	798
Depreciation and amortization	171	184
Total costs and expenses	10,305	11,280
Income from operations	1,228	1,923
Interest expense	(105)	(108)
Interest income	169	175
Other income (expense), net	93	(1,494)
Income before income taxes and loss from equity method investments	1,385	496
Provision for (benefit from) income taxes	(402)	194
Loss from equity method investments	(13)	(20)
Net income including non-controlling interests	1,774	282
Less: net income (loss) attributable to non-controlling interests, net of tax	(2)	19
Net income attributable to Uber Technologies, Inc.	$1,776	$263
Net income per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$0.85	$0.13
Diluted	$0.83	$0.13
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	2,092,464	2,052,187
Diluted	2,122,618	2,071,391

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2026
Cash flows from operating activities
Net income including non-controlling interests	$1,774	$282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178	191
Stock-based compensation	435	473
Deferred income taxes	(412)	106
Unrealized (gain) loss on debt and equity securities, net	(51)	1,474
Unrealized foreign currency transactions	(51)	5
Other	(27)	20
Change in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(123)	(74)
Prepaid expenses and other assets	(497)	(212)
Operating lease right-of-use assets	43	62
Accounts payable	6	184
Accrued insurance reserves	675	443
Accrued expenses and other liabilities	430	(541)
Operating lease liabilities	(56)	(62)
Net cash provided by operating activities	2,324	2,351
Cash flows from investing activities
Purchases of property and equipment	(74)	(65)
Purchases of non-marketable equity securities	(179)	(332)
Purchases of marketable securities	(2,540)	(6,759)
Purchases of notes receivable	(40)	(187)
Proceeds from maturities and sales of marketable securities	2,397	6,546
Acquisition of businesses, net of cash acquired	—	(6)
Other investing activities	(106)	30
Net cash used in investing activities	(542)	(773)
Cash flows from financing activities
Principal payments on finance leases	(47)	(40)
Repurchases of common stock	(1,785)	(3,011)
Other financing activities	(30)	(40)
Net cash used in financing activities	(1,862)	(3,091)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	70	(24)
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	(10)	(1,537)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	8,610	9,647
End of period	$8,600	$8,110

Key Terms for Our Key Metrics
Driver(s). The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides, Delivery orders (in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, and

Driver incentives) and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Mobility ride or received a Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.
Segment Operating Income (Loss). We define each segment’s Operating Income (Loss) as segment revenue less direct costs and expenses of that segment as well as any applicable exclusions from Non-GAAP Operating Income.
Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberX Share ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. We believe that Trips are a useful metric to measure the scale and usage of our platform.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), income (loss) from operations, and other results under GAAP, we use: Non-GAAP Operating Income; Non-GAAP Net Income; Non-GAAP EPS; Free cash flow; as well as, revenue growth rates in constant currency, which are described below, to evaluate our business. Adjusted EBITDA is no longer a key measure used by management; we include a disclosure on Adjusted EBITDA to assist during the transition to our new non-GAAP measures. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash expenses, certain variable charges and other gains, losses, benefits, or charges that are unpredictable, in both magnitude and timing, and items not indicative of our ongoing operating performance. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Non-GAAP Operating Income
We define Non-GAAP Operating Income as income from operations, excluding (i) amortization of acquired intangible assets, (ii) certain legal, non-income tax, and regulatory reserve changes and settlements, (iii) goodwill and asset impairments/loss on sale of assets, (iv) acquisition, financing and divestitures related expenses, (v) restructuring and related charges, and (vi) other items not indicative of our ongoing operating performance.
•Amortization of acquired intangible assets. Management views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of acquired intangible assets is a static expense, which is not typically affected by operations during any particular period and is not reflective of ongoing operating performance. Although we exclude the amortization of acquired intangibles, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Legal, non-income tax, and regulatory reserve changes and settlements. Legal, non-income tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, non-income tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Non-GAAP Net Income
Our Non-GAAP Net Income excludes the adjustments that are excluded from Non-GAAP Operating Income, as well as certain components below income from operations, such as certain items that are not indicative of our recurring core business operating results and certain income tax effects.
•Other income (expense), net. Primarily includes items not indicative of our ongoing operating performance. From time to time, we may exclude other gains, losses, benefits, or charges that are unpredictable, in both magnitude and timing, and items not indicative of our ongoing operating performance. These items include, but are not limited to: foreign currency exchange gain (losses), net, and unrealized (gain) loss on debt and equity securities, net.
•Income tax effects. Primarily include the income tax effects of the adjustments excluded from Non-GAAP Net Income and exclude other income tax benefits or expenses that are unpredictable, in both magnitude and timing, and not indicative of the tax associated with our ongoing operating performance.

	Three Months Ended March 31,
	2025	2026
GAAP effective tax rate	(29)%	39%
Total adjustments to GAAP provision for income taxes	52%	(16)%
Non-GAAP effective tax rate	23%	23%
•Adjustment to redeemable non-controlling interests. Primarily reflects changes in the carrying value of redeemable non-controlling interests that are subject to put or call arrangements not solely within our control, which are remeasured to their estimated redemption value on a quarterly basis. These adjustments are non-cash in nature and are not indicative of our ongoing operating performance.
Non-GAAP EPS
We define Non-GAAP EPS as Non-GAAP Net Income attributable to common stockholders divided by Non-GAAP weighted-average shares outstanding. Adjustments to GAAP diluted weighted-average shares outstanding are for any potentially dilutive outstanding securities in periods where Non-GAAP Net Income is positive, but GAAP Net income was in a loss position.
Limitations of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS and Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS Reconciliations
These non-GAAP financial measures have limitations as financial measures, should be considered as supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•These non-GAAP financial measures exclude certain recurring, non-cash charges, such as amortization of acquired intangible assets, and although these are non-cash charges, the assets being amortized may have to be replaced in the future, and Non-GAAP Operating Income and Non-GAAP Net Income do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•These non-GAAP financial measures exclude certain restructuring and related charges, part of which may be settled in cash;
•These non-GAAP financial measures exclude certain legal, non-income tax, and regulatory reserve changes and settlements that may reduce cash available to us;
•These non-GAAP financial measures exclude other items not indicative of our ongoing operating performance; and
•These non-GAAP financial measures do not reflect the components of other income (expense), net, which primarily includes: foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) interest income, (vii) other income (expense), net, (viii) depreciation and amortization, (ix) stock-based compensation expense, (x) certain legal, non-income tax, and regulatory reserve changes and settlements, (xi) goodwill and asset impairments/loss on sale of assets, (xii) acquisition, financing and divestitures related expenses, (xiii) restructuring and related charges and (xiv) other items not indicative of our ongoing operating performance.
•Legal, non-income tax, and regulatory reserve changes and settlements. Legal, non-income tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, non-income tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Limitations of Adjusted EBITDA and Adjusted EBITDA Reconciliation
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•Adjusted EBITDA excludes certain restructuring and related charges, part of which may be settled in cash;
•Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes: foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net; and
•Adjusted EBITDA excludes certain legal, non-income tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Free Cash Flow
We define free cash flow as net cash flows from operating activities less capital expenditures.
Reconciliations of Non-GAAP Measures
Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS
The following tables present reconciliations of GAAP and Non-GAAP Operating Income, GAAP and Non-GAAP Net Income and GAAP and Non-GAAP EPS:

	Three Months Ended March 31,
(In millions, except share amounts which are reflected in thousands, and per share amounts)	2025	2026
GAAP Income from operations	$1,228	$1,923
Add (deduct):
Amortization of acquired intangible assets	64	59
Legal, non-income tax, and regulatory reserve changes and settlements	28	(129)
Acquisition, financing and divestitures related expenses	3	25
Loss on lease arrangement, net	2	5
Restructuring and related charges	1	—
Total adjustments excluded from Non-GAAP Operating Income	98	(40)
Non-GAAP Operating Income	$1,326	$1,883

GAAP Net income attributable to Uber Technologies, Inc.	$1,776	$263
Adjustments excluded from Non-GAAP Operating Income (see above)	98	(40)
Other (income) expense, net	(93)	1,494
Income tax effects (1)	(722)	(254)
Loss from equity method investments	13	20
Adjustment to redeemable non-controlling interests	—	10
Non-GAAP Net Income	1,072	1,493
Assumed net loss attributable to Freight Holding contingently issuable shares	(13)	—
Non-GAAP Net Income attributable to common stockholders	$1,059	$1,493

Diluted weighted-average shares outstanding	2,122,618	2,071,391

GAAP Diluted EPS (2)	$0.83	$0.13
Non-GAAP EPS (2)	$0.50	$0.72
(1) Income tax effects include the impact of a stock loss and capitalized research and development expenses in Q1 2025 and the deferred U.S. tax impact related to our equity securities in Q1 2026.

(2) Per share amounts are calculated using unrounded numbers and therefore may not recalculate.
Adjusted EBITDA
The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended March 31,
(In millions)	2025	2026
Adjusted EBITDA reconciliation:
Net income attributable to Uber Technologies, Inc.	$1,776	$263
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	(2)	19
Loss from equity method investments	13	20
Provision for (benefit from) income taxes	(402)	194
Other (income) expense, net	(93)	1,494
Interest expense	105	108
Interest income	(169)	(175)
Income from operations	1,228	1,923
Add (deduct):
Depreciation and amortization	171	184
Stock-based compensation expense	435	473
Legal, non-income tax, and regulatory reserve changes and settlements	28	(129)
Acquisition, financing and divestitures related expenses	3	25
Loss on lease arrangement, net	2	5
Restructuring and related charges	1	—
Adjusted EBITDA	$1,868	$2,481
Free Cash Flow
The following tables present reconciliations of free cash flow to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended March 31,
(In millions)	2025	2026
Free cash flow reconciliation:
Net cash provided by operating activities	$2,324	$2,351
Purchases of property and equipment	(74)	(65)
Free cash flow	$2,250	$2,286